OPT SCIENCES AND SUBSIDIARY Exhibit 1
SUMMARY OF VALUE
Low High
Discounted Cash Flow Approach (1) $4.58 $4.91
Guideline Company Approach (2) $4.75 $5.25
Fair Value - Premium Paid Analysis $4.26 $4.63
(1) Exhibit 4
(2) Exhibit 5.5
Range of Fair Values
OPT SCIENCES AND SUBSIDIARY Exhibit 2.1
TICKER SYMBOL: OPST
NORMALIZED COMPARATIVE STATEMENTS OF INCOME
(in Millions)
Oct-99 Oct-00 Oct-01 Nov-02 Nov-03 Jul-04
Sales 3.9 3.4 5.4 4.2 3.8 3.8
Cost of Sales 2.3 2.7 3.8 3.5 3.2 3.2
Gross Profit 1.6 0.7 1.7 0.7 0.6 0.6
Operating Expenses 0.6 0.6 0.7 0.6 0.6 0.6
Operating Profit 1.0 0.1 1.0 0.1 0.0 (0.1)
EBITDA 1.1 0.2 1.0 0.2 0.2 0.1
EBIT 1.0 0.1 1.0 0.1 0.0 (0.1)
Interest Expense - - - - - -
Other Inc(Exp)
Non-op Inc(Exp) - - - - - -
Other - - - - - -
Special Items - - - - - -
Total Other Income - - - - - -
Pretax Income 1.0 0.1 1.0 0.1 0.0 (0.1)
Income Taxes 0.4 0.0 0.4 0.0 0.0 -
Adj. Net Income 0.6 0.1 0.5 0.1 0.0 (0.1)
This schedule was compiled from financial information provided to us by outside sources.
Curtis Financial Group, LLC. assumes no responsibility for the accuracy or completeness of such information.
OPT SCIENCES AND SUBSIDIARY Exhibit 2.2
TICKER SYMBOL: OPST
COMPARATIVE BALANCE SHEETS
(in Millions)
10/30/1999 10/28/2000 10/27/2001 11/2/2002 11/1/2003 7/31/2004
Assets
Total Cash & Marketable Securites 4.8 5.0 5.5 5.5 5.4 5.5
Total Receivables 0.6 0.5 1.1 0.7 0.6 0.6
Inventory 0.5 0.4 0.4 0.4 0.5 0.4
Other Current Assets 0.2 0.2 0.0 0.0 0.1 0.1
Total Current Assets 6.1 6.1 7.0 6.6 6.5 6.5
Net Plant, Property, & Equipment 0.6 0.8 0.8 1.2 1.1 1.0
Goodwill - - - - - -
Other Intangibles - - - - - -
Total Intangible Assets - - - - - -
Total Other Long-term Assets - 0.0 0.0 0.0 0.0 0.0
Total Assets 6.6 6.9 7.8 7.8 7.6 7.5
Liabilities & Stockholders' Equity
L-term Debt In Current Liabilities - - - - - -
Accounts Payable 0.0 0.1 0.1 0.4 0.1 0.1
Accrued Expenses - - - - - -
Total Other Current Liabilities 0.3 0.2 0.6 0.1 0.2 0.1
Total Current Liabilities 0.3 0.3 0.7 0.6 0.3 0.2
Long-Term Debt Equivelent - - - - - -
Deferred Taxes - - - - - -
Minority Interest - - - - - -
Total Other Long-Term Liabilities - - - - - -
Total Long-Term Liabilities - - - - - -
Total Liabilities 0.3 0.3 0.7 0.6 0.3 0.2
Preferred Stock - - - - - -
Common Equity 0.3 0.3 0.3 0.3 0.3 0.3
Other Equity 6.1 6.3 6.9 7.0 7.1 7.1
Total Equity 6.3 6.6 7.1 7.2 7.3 7.3
Total Liab. & Stockholders Equity 6.6 6.9 7.8 7.8 7.6 7.5
This schedule was compiled from financial information provided to us by the client or outside sources.
Curtis Financial Group, LLC. assumes no responsibility for the accuracy or completeness of such information.
Exhibit 2.3
HISTORICAL RESULTS
For the 12 Months Ending 10/28/1995 10/26/1996 11/1/1997 10/31/1998
10/30/1999 10/28/2000 10/27/2001 11/2/2002 11/1/2003
LTM
7/31/2004A
Total Revenues 1.9 2.6 3.6 4.6 3.9 3.4 5.4 4.2 3.8 3.8
Growth Over Prior Year NA 36.91% 39.52% 27.92% (15.09%) (13.88%) 59.64%
(22.42%) (8.19%) (3.27%)
Gross Profit 0.5 1.0 1.4 2.1 1.6 0.7 1.7 0.7 0.6 0.6
Margin % 28.52% 36.82% 39.33% 45.64% 41.42% 21.18% 30.59% 17.41% 16.60%
14.95%
EBITDA 0.3 0.6 1.0 1.6 1.1 0.2 1.0 0.2 0.2 0.1
Margin % 15.07% 22.72% 27.58% 35.35% 27.89% 6.11% 19.29% 4.31% 4.67%
3.41%
EBIT 0.2 0.6 1.0 1.6 1.0 0.1 1.0 0.1 0.0 (0.1)
Margin % 13.05% 21.26% 26.36% 33.88% 25.99% 3.76% 17.83% 1.98% 0.34%
(1.50%)
OPT SCIENCES AND SUBSIDIARY
OPT SCIENCES AND SUBSIDIARY Exhibit 3
STOCK PRICE HISTORY
Month Open High Low Close Volume
May-01 $3.95 $3.95 $3.95 $3.95 200
Jun-01 $3.95 $3.95 $3.95 $3.95 100
Jul-01
Aug-01 $7.00 $7.00 $4.30 $4.30 500
Sep-01
Oct-01 $4.50 $4.50 $4.50 $4.50 100
Nov-01 $5.35 $5.35 $5.35 $5.35 200
Dec-01 $5.40 $5.40 $5.40 $5.40 200
Jan-02 $5.60 $5.60 $5.60 $5.60 1,100
Feb-02
Mar-02
Apr-02 $6.00 $11.00 $11.00 $11.00 4,400
May-02
Jun-02
Jul-02
Aug-02 $8.70 $8.80 $8.70 $8.80 800
Sep-02 $8.80 $9.00 $7.25 $9.00 3,300
Oct-02
Nov-02 $7.25 $7.63 $7.25 $7.63 300
Dec-02 $7.25 $7.25 $7.25 $7.25 200
Jan-03 $7.25 $9.00 $7.25 $9.00 1,100
Feb-03
Mar-03 $7.25 $7.25 $7.25 $7.25 200
Apr-03 $6.05 $6.05 $6.05 $6.05 100
May-03
Jun-03 $5.80 $6.06 $5.81 $6.06 1,300
Jul-03 $6.00 $6.25 $6.00 $6.25 1,200
Aug-03 $6.25 $6.25 $6.25 $6.25 400
Sep-03 $7.05 $7.05 $7.05 $7.05 4,000
Oct-03
Nov-03 $6.75 $6.85 $6.75 $6.85 4,800
Dec-03
Jan-04 $6.55 $6.55 $6.55 $6.55 100
Feb-04 $6.56 $6.56 $6.56 $6.56 200
Mar-04 $8.85 $9.00 $7.00 $7.15 1,400
Apr-04 $7.50 $7.50 $7.50 $7.50 400
May-04 $7.50 $7.50 $7.50 $7.50 200
Jun-04 $8.00 $8.00 $8.00 $8.00 200
Jul-04 $8.00 $8.15 $8.00 $8.15 1,600
Aug-04
Sep-04
Oct-04 $7.00 $7.00 $6.60 $6.88 2,700
Total Volume 31,300
Months 42
Monthly Volume 745
Average Price Jan - Oct 2004 (Excluding months with no volume) $7.29
Source: Tradingcharts.com
Average Price
Oct 2003 - Oct 2004 $7.41 $7.46 $7.16 $7.24
OPT SCIENCES AND SUBSIDIARY Exhibit 4
CASH FLOW PROJECTION AND DISCOUNTED CASH FLOW APPROACH
FOR THE YEARS ENDED OCTOBER 31,
2003 (1) 2004 2005 2006 2007
Sales
Glass Sales 3,848,169 $ 3,974,850 $ 3,222,420 $ 3,142,296 $ 3,033,553 $
Astro Sales - - 50,000 100,000 150,000
Total Net Sales 3,848,169 $ 3,974,850 $ 3,272,420 $ 3,242,296 $
3,183,553 $
% Growth 3.3% -17.7% -0.9% -1.8%
Cost of Sales
Material 923,561 794,970 621,760 583,613 573,040
Direct Labor 526,430 572,378 477,119 451,976 443,787
Manufacturing Expenses 1,759,737 1,844,330 1,484,370 1,488,862
1,461,888
Total Cost of Sales 3,209,728 3,211,678 2,583,249 2,524,451 2,478,715
Gross Profit 638,441 763,172 689,171 717,845 704,838
% Net Sales 16.6% 19.2% 21.1% 22.1% 22.1%
% Growth 19.5% -9.7% 4.2% -1.8%
Operating Expenses 625,802 635,976 530,132 531,737 522,103
Net Operating Income (EBIT) 12,639 127,196 159,039 186,108 182,735
% Net Sales 0.3% 3.2% 4.9% 5.7% 5.7%
% Growth 906.3% 25.0% 17.0% -1.8%
Research and Development - - - -
Sarbanes Oxley Compliance 44,000 282,000 237,000 237,000
Pretax Income (before Interest Income) 12,639 83,196 (122,961) (50,892)
(54,265)
Other Income (Interest Income) 109,358 116,689 70,122 77,573 81,218
Pretax Income 121,997 199,885 (52,839) 26,681 26,953
Less: Provision for Income Taxes 39.0% 60,022 77,955 (20,607) 10,406
10,512
Net Income 61,975 121,930 (32,232) 16,275 16,441
Plus: Depreciation & Amortization 157,940 152,612 150,139 137,629
Less: Decrease (increase) in Working Capital 65,000 185,000 (20,000)
(1,000)
Less: Capital Expenditures (105,000) (2,975,000) 60,000 (160,000)
Free Net Cash Flow 239,870 $ (2,669,620) $ 206,414 $ (6,930) $
Valuation at end of fiscal 2004 (cash flow is $0)
Periods to Discount 0.5000 1.5000 2.5000
Present Value Factor 0.8944 0.7155 0.5724
Present Value (2,387,708) 147,690 (3,967)
Sum of the Present Values (2,243,985)
Terminal Value 399,185
Plus: Excess Cash & Cash Equivalents 5,476,621
100% Equity Value 3,630,000 $
Shares Outstanding 775,585
Value per Share 4.68 $
Present Value of Terminal Value Calculation Assumptions:
Normalized Free Cash Flow (1) 146,452 $ Discount Rate (WACC) 25.0% Capitalization Rate 21.0% Future Growth Rate 4.0%
Terminal Value 697,388 $ Tax Rate 39.0%
Present Value Factor 0.5724
Present Value 399,185 $
Sensitivity to Discount Rate and Growth Rate
Discount Rate
4.68 20.0% 25.0% 30.0%
Terminal 3.0% $4.82 $4.65 $4.58
Growth 4.0% $4.86 $4.68 $4.59
Rate 5.0% $4.91 $4.71 $4.60
Normalized Cash Flow is assumed to be the average of Fiscal years 2004, 2005, 2006, and 2007
Projected
OPT SCIENCES AND SUBSIDIARY Exhibit 5.1
GUIDELINE COMPANY METHODOLOGY
COMPARATIVE STATEMENTS OF NORMALIZED INCOME
($ in Millions)
TICKER SWTX APOG AFCO OPST
COMPANIES SOUTHWALL APOGEE APPLIED OPT
Latest Twelve Months 9/26/04 8/28/04 9/25/04 7/31/04
Sales 52.4 574.9 222.4 3.8
Cost of Sales 36.7 475.5 163.0 3.2
Gross Profit 15.7 99.4 59.4 0.6
Operating Expenses 15.9 87.7 51.4 0.6
Operating Profit (0.2) 11.6 8.0 (0.1)
Interest Expense (2.5) (3.6) - -
Other Inc(Exp)
Non-op Inc(Exp) - - - -
Special Items - - - -
Total Other Income - - - -
Pretax Income (2.7) 8.0 8.0 (0.1)
Income Taxes (recomputed) - (0.7) 2.4 0.0
Adj. Net Income (2.7) 8.7 5.6 (0.1)
EBITDA 2.8 30.3 14.8 0.1
EBIT (0.2) 11.6 8.0 (0.1)
This schedule was compiled from financial information provided to us by the client or outside sources.
Curtis Financial Group, LLC. assumes no responsibility for the accuracy or completeness of such information.
OPT SCIENCES AND SUBSIDIARY Exhibit 5.2
GUIDELINE COMPANY METHODOLOGY
COMPARATIVE NORMALIZED BALANCE SHEETS
($ in Millions)
TICKER SWTX APOG AFCO OPST
COMPANIES SOUTHWALL APOGEE APPLIED OPT
As Of 9/26/04 8/28/04 9/25/04 7/31/04
Assets
Cash & Marketable Securites 3.3 5.5 170.8 5.5
Receivables 5.7 121.8 64.3 0.6
Inventory 6.3 37.9 5.6 0.4
Other Current Assets 2.9 10.0 3.8 0.1
Total Current Assets 18.2 175.2 244.4 6.5
Net Plant, Property, & Equipment 19.4 100.5 20.8 1.0
Intangible Assets - 44.2 79.6 -
Other Assets 2.3 35.0 26.8 0.0
Total Assets 39.9 354.8 371.7 7.5
Liabilities & Stockholders' Equity
Debt In Current Liabilities 1.2 0.3 - -
Accounts Payable 2.7 39.4 17.7 0.1
Accrued Expenses 7.7 40.4 21.3 -
Other Current Liabilities 3.2 25.5 17.3 0.1
Total Current Liabilities 14.8 105.5 56.3 0.2
Long-Term Debt 14.4 43.2 - -
Deferred Taxes - - 0.6 -
Minority Interest - - - -
Other Long-Term Liabilities 13.7 35.2 15.6 -
Total Long-Term Liabilities 28.1 78.4 16.2 -
Total Liabilities 42.9 183.9 72.5 0.2
Common Equity 0.0 9.1 258.4 0.3
Other Equity (3.0) 161.9 40.8 7.1
Total Equity (3.0) 170.9 299.2 7.3
Total Liab. & Stockholders Equity 39.9 354.8 371.7 7.5
This schedule was compiled from financial information provided to us by the client or outside sources.
Curtis Financial Group, LLC. assumes no responsibility for the accuracy or completeness of such information.
OPT SCIENCES AND SUBSIDIARY Exhibit 5.3
GUIDELINE COMPANY METHODOLOGY
COMPARATIVE STATEMENTS OF NORMALIZED INCOME
COMMON SIZE ANALYSIS
TICKER SWTX APOG AFCO OPST
COMPANIES SOUTHWALL APOGEE APPLIED OPT
Latest Twelve Months 9/26/04 8/28/04 9/25/04 7/31/04
Sales 100.0% 100.0% 100.0% 100.0%
Cost of Sales 70.1% 82.7% 73.3% 85.0%
Gross Profit 29.9% 17.3% 26.7% 15.0%
Operating Expenses 30.3% 15.3% 23.1% 16.5%
Operating Profit -0.4% 2.0% 3.6% -1.5%
Interest Expense -4.8% -0.6% 0.0% 0.0%
Other Inc(Exp)
Non-op Inc(Exp) 0.0% 0.0% 0.0% 0.0%
Special Items 0.0% 0.0% 0.0% 0.0%
Total Other Income 0.0% 0.0% 0.0% 0.0%
Pretax Income -5.2% 1.4% 3.6% -1.5%
Income Taxes 0.0% -0.1% 1.1% 0.8%
Adj. Net Income -5.2% 1.5% 2.5% -2.3%
EBITDA 5.3% 5.3% 6.7% 3.4%
EBIT -0.4% 2.0% 3.6% -1.5%
This schedule was compiled from financial information provided to us by the client or outside sources.
Curtis Financial Group, LLC. assumes no responsibility for the accuracy or completeness of such information.
OPT SCIENCES AND SUBSIDIARY Exhibit 5.4
GUIDELINE COMPANY METHODOLOGY
COMPARATIVE NORMALIZED BALANCE SHEETS
COMMON SIZE ANALYSIS
TICKER SWTX APOG AFCO OPST
COMPANIES SOUTHWALL APOGEE APPLIED OPT
As Of 9/26/04 8/28/04 9/25/04 7/31/04
Assets
Cash & Marketable Securites 8.2% 1.5% 45.9% 72.6%
Receivables 14.4% 34.3% 17.3% 7.8%
Inventory 15.9% 10.7% 1.5% 5.4%
Other Current Assets 7.2% 2.8% 1.0% 0.8%
Total Current Assets 45.7% 49.4% 65.8% 86.6%
Net Plant, Property, & Equipment 48.6% 28.3% 5.6% 13.4%
Intangible Assets 0.0% 12.5% 21.4% 0.0%
Other Assets 5.7% 9.9% 7.2% 0.0%
Total Assets 100.0% 100.0% 100.0% 100.0%
Liabilities & Stockholders' Equity
Debt In Current Liabilities 3.1% 0.1% 0.0% 0.0%
Accounts Payable 6.7% 11.1% 4.8% 0.9%
Accrued Expenses 19.3% 11.4% 5.7% 0.0%
Other Current Liabilities 8.0% 7.2% 4.7% 1.8%
Total Current Liabilities 37.1% 29.7% 15.2% 2.7%
Long-Term Debt 36.2% 12.2% 0.0% 0.0%
Deferred Taxes 0.0% 0.0% 0.2% 0.0%
Minority Interest 0.0% 0.0% 0.0% 0.0%
Other Long-Term Liabilities 34.2% 9.9% 4.2% 0.0%
Total Long-Term Liabilities 70.4% 22.1% 4.4% 0.0%
Total Liabilities 107.6% 51.8% 19.5% 2.7%
Preferred Stock 0.0% 0.0% 0.0% 0.0%
Common Equity 0.0% 2.6% 69.5% 3.3%
Other Equity -7.6% 45.6% 11.0% 94.0%
Total Equity -7.6% 48.2% 80.5% 97.3%
Total Liab. & Stockholders Equity 100.0% 100.0% 100.0% 100.0%
This schedule was compiled from financial information provided to us by the client or outside sources.
Curtis Financial Group, LLC. assumes no responsibility for the accuracy or completeness of such information.
OPT SCIENCES AND SUBSIDIARY Exhibit 5.5
GUIDELINE COMPANY METHODOLOGY
MARKET MULTIPLES
TICKER SWTX APOG AFCO OPST
COMPANIES SOUTHWALL APOGEE APPLIED OPT
ENTERPRISE VALUE (EV) MULTIPLES: (3) (4)
EV/Revenues:
LTM 0.4 0.7 0.8 0.3
Most Recent Fiscal Year 0.4 0.7 0.8 0.3
3-Year Average (1) 0.3 0.7 1.0 0.3
5-Year Average (2) 0.3 0.6 1.3 0.3
EV/EBITDA:
LTM 8.4 12.9 11.6 9.2
Most Recent Fiscal Year (6.3) 14.2 9.6 6.6
3-Year Average (1) 4.5 7.4 24.7 2.5
5-Year Average (2) 5.0 7.0 36.1 2.2
EV/EBIT:
LTM (110.7) 33.5 21.5 (20.9)
Most Recent Fiscal Year (2.4) 50.4 14.9 91.2
3-Year Average (1) (26.9) 12.3 144.7 3.4
5-Year Average (2) (22.5) 13.1 (458.5) 2.7
Price/Net Income:
LTM (2.6) 40.5 60.4 (64.9)
Most Recent Fiscal Year (0.6) 28.4 41.6 556.5
3-Year Average (1) (2.4) 16.0 18,858.9 18.2
5-Year Average (2) (2.3) 21.4 (289.9) 14.1
(1) 3-Year Average is based on last 3 fiscal periods.
(2) 5-Year Average is based on last 5 fiscal periods.
(3) Enterprise values is calculated by taking the stock price and multiplying by the number of shares outstanding.
This calculation yields the market value of common equity.
Then, interest-bearing debt is added and cash is subtracted.
(4) Stock price for comparable companies is as of October 28, 2004. Stock price for OPT is offer price of $4.75
OPT SCIENCES AND SUBSIDIARY Exhibit 5.6
GUIDELINE COMPANY METHODOLOGY
MARKET MULTIPLES
(In thousands except multiples and per share values)
(3)
OPT
Performance X
Chosen
Multiple = Value + Cash - Debt = Indicated Value
Value Per
Share
EV/Revenues:
LTM 3,780 0.4 1,668 2,500 - 4,168 5.37
Most Recent Fiscal Year 3,848 0.5 1,824 2,500 - 4,324 5.57
3-Year Average (1) 4,481 0.4 1,985 2,500 - 4,485 5.78
5-Year Average (2) 4,151 0.4 1,538 2,500 - 4,038 5.21
EV/EBITDA: -
LTM 129 8.4 1,079 2,500 - 3,579 4.61
Most Recent Fiscal Year 180 9.2 1,658 2,500 - 4,158 5.36
3-Year Average (1) 468 4.8 2,237 2,500 - 4,737 6.11
5-Year Average (2) 541 4.5 2,450 2,500 - 4,950 6.38
EV/EBIT:
LTM (57) 21.8 (1,238) 2,500 - 1,262 1.63
Most Recent Fiscal Year 13 32.8 426 2,500 - 2,926 3.77
3-Year Average (1) 353 8.0 2,816 2,500 - 5,316 6.85
5-Year Average (2) 442 8.5 3,764 2,500 - 6,264 8.08
Price/Net Income:
LTM (57) 26.3 (1,496) 2,500 - 1,004 1.29
Most Recent Fiscal Year 7 18.4 122 2,500 - 2,622 3.38
3-Year Average (1) 202 10.4 2,108 2,500 - 4,608 5.94
5-Year Average (2) 260 13.9 3,629 2,500 - 6,129 7.90
Average 4,035.68 5.20
Median 4,245.97 5.47
25th Percentile 3,415.81 4.40
75th Percentile 4,790.28 6.18
High 6,263.58 8.08
Low 1,003.78 1.29
(1) 3-Year Average is based on last 3 fiscal periods.
(2) 5-Year Average is based on last 5 fiscal periods.
(3) Cash is net of present value of projected capital expenditures. Management has represented that it will utilize cash to fund future operating losses and capital expenditures.
SOUTHWALL TECHNOLOGIES, INC. Exhibit 6.2
TICKER SYMBOL: SWTX
COMPARATIVE BALANCE SHEETS
(in Millions)
12/31/1999 12/31/2000 12/31/2001 12/31/2002 12/31/2003 9/26/2004
Assets
Total Cash & Marketable Securites 3.7 1.9 5.0 2.6 1.9 3.3
Total Receivables 11.1 13.3 8.4 9.0 7.1 5.7
Inventory 7.2 10.2 6.2 8.5 6.8 6.3
Other Current Assets 1.3 2.0 4.0 4.3 2.6 2.9
Total Current Assets 23.3 27.4 23.6 24.5 18.4 18.2
Net Plant, Property, & Equipment 43.5 49.9 47.8 50.3 21.8 19.4
Goodwill - - - - - -
Other Intangibles - - - - - -
Total Intangible Assets - - - - - -
Total Other Long-term Assets 3.3 3.2 1.7 1.9 1.5 2.3
Total Assets 70.1 80.5 73.2 76.6 41.7 39.9
Liabilities & Stockholders' Equity
L-term Debt In Current Liabilities 14.2 26.4 8.3 7.5 2.0 1.2
Accounts Payable 9.8 16.9 10.3 9.2 6.3 2.7
Accrued Expenses 4.5 4.2 8.5 7.1 7.4 7.7
Total Other Current Liabilities 6.6 12.0 3.0 - 6.8 3.2
Total Current Liabilities 35.0 59.6 30.1 23.9 22.6 14.8
Long-Term Debt Equivelent 10.0 - 14.5 9.3 13.7 14.4
Deferred Taxes - - - - - -
Minority Interest - - - - - -
Total Other Long-Term Liabilities 0.6 0.8 2.1 3.0 3.7 13.7
Total Long-Term Liabilities 10.6 0.8 16.6 12.2 17.4 28.1
Total Liabilities 45.6 60.3 46.7 36.1 40.0 42.9
Preferred Stock - - - - - -
Common Equity 0.0 0.0 0.0 0.0 0.0 0.0
Other Equity 24.6 20.1 26.4 40.5 1.7 (3.0)
Total Equity 24.6 20.1 26.5 40.5 1.7 (3.0)
Total Liab. & Stockholders Equity 70.1 80.5 73.2 76.6 41.7 39.9
This schedule was compiled from financial information provided to us by the client or outside sources.
Curtis Financial Group, LLC. assumes no responsibility for the accuracy or completeness of such information.
SOUTHWALL TECHNOLOGIES, INC. Exhibit 6.1
TICKER SYMBOL: SWTX
NORMALIZED COMPARATIVE STATEMENTS OF INCOME
(in Millions)
12/31/99 12/31/00 12/31/01 12/31/02 12/31/03 9/26/04
Sales 54.6 85.3 83.0 68.8 53.3 52.4
Cost of Sales 40.7 68.6 59.0 48.9 44.0 36.7
Gross Profit 13.9 16.8 23.9 19.8 9.3 15.7
Operating Expenses 13.9 19.3 16.5 20.1 19.1 15.9
Operating Profit (0.0) (2.6) 7.4 (0.3) (9.8) (0.2)
EBITDA 4.9 3.1 13.4 5.8 (3.7) 2.8
EBIT (0.0) (2.6) 7.4 (0.3) (9.8) (0.2)
Interest Expense (1.4) (2.8) (2.9) (1.7) (1.6) (2.5)
Other Inc(Exp)
Non-op Inc(Exp) - - - - - -
Other - - - - - -
Special Items (Expense) - - - - - -
Total Other Income - - - - - -
Pretax Income (1.4) (5.4) 4.6 (2.0) (11.3) (2.7)
Income Taxes - - 0.2 - - -
Adj. Net Income (1.4) (5.4) 4.4 (2.0) (11.3) (2.7)
This schedule was compiled from financial information provided to us by outside sources.
Curtis Financial Group, LLC. assumes no responsibility for the accuracy or completeness of such information.
APOGEE ENTERPRISES, INC. Exhibit 6.3
TICKER SYMBOL: APOG
NORMALIZED COMPARATIVE STATEMENTS OF INCOME
(in Millions)
2/26/2000 3/3/2001 3/2/2002 3/1/2003 2/28/2004 8/28/2004
Sales 840.5 865.2 597.8 584.9 535.3 574.9
Cost of Sales 673.3 686.2 455.5 439.7 440.9 475.5
Gross Profit 167.2 179.0 142.3 145.2 94.5 99.4
Operating Expenses 147.8 145.0 100.2 99.7 86.7 87.7
Operating Profit 19.4 34.0 42.1 45.6 7.7 11.6
EBITDA 52.4 68.6 65.2 66.4 27.5 30.3
EBIT 19.4 34.0 42.1 45.6 7.7 11.6
Interest Expense (12.1) (12.9) (7.3) (4.5) (3.7) (3.6)
Other Inc(Exp)
Non-op Inc(Exp) - - - - - -
Other - - - - - -
Special Items - - - - - -
Total Other Income - - - - - -
Pretax Income 7.3 21.1 34.8 41.1 4.0 8.0
Income Taxes 3.7 8.4 10.6 11.9 (8.4) (0.7)
Adj. Net Income 3.6 12.7 24.2 29.2 12.4 8.7
This schedule was compiled from financial information provided to us by outside sources.
Curtis Financial Group, LLC. assumes no responsibility for the accuracy or completeness of such information.
APOGEE ENTERPRISES, INC. Exhibit 6.4
TICKER SYMBOL: APOG
COMPARATIVE BALANCE SHEETS
(in Millions)
2/26/2000 3/3/2001 3/2/2002 3/1/2003 2/28/2004 8/28/2004
Assets
Total Cash & Marketable Securites 7.2 4.7 15.4 10.2 7.8 5.5
Total Receivables 125.1 121.5 115.2 103.3 102.5 121.8
Inventory 68.2 40.4 36.0 35.9 35.5 37.9
Other Current Assets 14.0 8.6 8.5 22.1 12.0 10.0
Total Current Assets 214.4 175.2 175.1 171.5 157.9 175.2
Net Plant, Property, & Equipment 186.0 147.6 128.5 109.0 98.5 100.5
Goodwill - - 55.6 43.0 43.0 43.0
Other Intangibles 50.5 50.1 0.1 0.4 0.3 1.2
Total Intangible Assets 50.5 50.1 55.7 43.4 43.3 44.2
Total Other Long-term Assets 30.1 59.8 49.8 59.0 35.5 35.0
Total Assets 481.2 432.7 409.1 382.8 335.2 354.8
Liabilities & Stockholders' Equity
L-term Debt In Current Liabilities 0.2 0.3 0.6 0.5 0.3 0.3
Accounts Payable 58.0 59.5 51.9 46.9 38.3 39.4
Accrued Expenses 56.6 57.6 57.8 44.1 41.3 40.4
Total Other Current Liabilities 20.6 20.0 16.9 28.9 10.7 25.5
Total Current Liabilities 135.4 137.4 127.2 120.4 90.6 105.5
Long-Term Debt Equivelent 164.4 104.2 69.1 47.3 39.7 43.2
Deferred Taxes - - - - - -
Minority Interest - - - - - -
Total Other Long-Term Liabilities 43.6 42.7 41.8 36.9 37.5 35.2
Total Long-Term Liabilities 208.0 147.0 110.9 84.2 77.1 78.4
Total Liabilities 343.4 284.4 238.2 204.6 167.7 183.9
Common Equity 9.2 9.3 9.4 9.1 9.1 9.1
Other Equity 128.5 139.0 161.5 169.1 158.3 161.9
Total Equity 137.8 148.3 170.9 178.2 167.5 170.9
Total Liab. & Stockholders Equity 481.2 432.7 409.1 382.8 335.2 354.8
This schedule was compiled from financial information provided to us by the client or outside sources.
Curtis Financial Group, LLC. assumes no responsibility for the accuracy or completeness of such information.
APPLIED FILMS CORP. Exhibit 6.5
TICKER SYMBOL: AFCO
NORMALIZED COMPARATIVE STATEMENTS OF INCOME
(in Millions)
7/1/2000 6/30/2001 6/29/2002 6/28/2003 6/26/2004 9/25/2004
Sales 42.3 96.3 129.9 148.1 228.4 222.4
Cost of Sales 36.6 74.7 97.7 112.3 167.9 163.0
Gross Profit 5.7 21.6 32.2 35.8 60.6 59.4
Operating Expenses 5.7 27.0 36.1 40.0 49.0 51.4
Operating Profit (0.1) (5.4) (3.8) (4.2) 11.6 8.0
EBITDA 1.8 1.2 1.4 1.6 18.0 14.8
EBIT (0.1) (5.4) (3.8) (4.2) 11.6 8.0
Interest Expense - (0.5) (0.1) - - -
Other Inc(Exp)
Non-op Inc(Exp) - - - - - -
Other - - - - - -
Special Items - - - - - -
Total Other Income - - - - - -
Pretax Income (0.1) (5.9) (4.0) (4.2) 11.6 8.0
Income Taxes - - - - 3.4 2.4
Adj. Net Income (0.1) (5.9) (4.0) (4.2) 8.2 5.6
APPLIED FILMS CORP. Exhibit 6.6
TICKER SYMBOL: AFCO
COMPARATIVE BALANCE SHEETS
(in Millions)
7/1/2000 6/30/2001 6/29/2002 6/28/2003 6/26/2004 9/25/2004
Assets
Total Cash & Marketable Securites 52.2 26.2 82.6 93.4 152.6 170.8
Total Receivables 11.1 42.0 35.4 49.5 89.0 64.3
Inventory 10.0 16.6 7.4 6.7 8.4 5.6
Other Current Assets 2.9 1.8 4.8 3.8 4.0 3.8
Total Current Assets 76.2 86.6 130.2 153.5 254.1 244.4
Net Plant, Property, & Equipment 5.3 7.7 6.2 6.0 19.5 20.8
Goodwill - 39.5 40.3 57.5 64.1 64.9
Other Intangibles - 18.6 15.1 17.0 15.8 14.7
Total Intangible Assets - 58.1 55.4 74.5 79.9 79.6
Total Other Long-term Assets 5.9 16.9 23.2 21.8 25.2 26.8
Total Assets 87.5 169.4 215.1 255.6 378.6 371.7
Liabilities & Stockholders' Equity
L-term Debt In Current Liabilities - - - - - -
Accounts Payable 10.0 13.1 9.3 21.9 23.2 17.7
Accrued Expenses 2.1 19.7 16.4 16.7 24.3 21.3
Total Other Current Liabilities 0.3 31.4 23.4 26.2 17.2 17.3
Total Current Liabilities 12.4 64.1 49.1 64.8 64.8 56.3
Long-Term Debt Equivelent - 6.5 - - - -
Deferred Taxes - - - - 0.3 0.6
Minority Interest - - - - - -
Total Other Long-Term Liabilities 1.9 9.7 11.4 13.7 15.0 15.6
Total Long-Term Liabilities 1.9 16.2 11.4 13.7 15.3 16.2
Total Liabilities 14.3 80.2 60.5 78.4 80.1 72.5
Preferred Stock - 8.6 - - - -
Common Equity 65.0 83.2 159.6 160.7 258.3 258.4
Other Equity 8.2 (2.6) (5.0) 16.5 40.2 40.8
Total Equity 73.2 89.2 154.6 177.2 298.5 299.2
Total Liab. & Stockholders Equity 87.5 169.4 215.1 255.6 378.6 371.7
This schedule was compiled from financial information provided to us by the client or outside sources.
Curtis Financial Group, LLC. assumes no responsibility for the accuracy or completeness of such information.
OPT SCIENCES AND SUBSIDIARY Exhibit 7
GUIDELINE COMPANY BUSINESS DESCRIPTION
Apogee Enterprises Inc. (NASD:APOG) Apogee Enterprises, Inc., through its subsidiaries, engages in the design and development of glass products, services, and systems. The company operates in three segments: the Architectural Products and Services segment, the Large-
Scale Optical Technologies segment, and the Automotive Replacement Glass and Services segment. The
Architectural Products and Services segment designs, engineers, fabricates, installs, maintains, and renovates the walls of glass and windows. Its customers include glass distributors, contractors, curtainwall, subcontractors, and commercial glass fabricators. The company offers its products in North America through independent distributors.
The Large-Scale Optical Technologies segment develops and produces value-added glass for custom framing and preframed art markets, and optical thin film coatings for consumer electronics displays.
Applied Films Corp. (NASD:AFCO) Applied Films Corporation (AFC) provides thin film deposition equipment to flat panel display, architectural, automotive, solar glass, consumer products packaging, and electronics industries worldwide. Its deposition systems are used to deposit thin films in base substrates, such as glass, plastic, paper, and foil. These thin films provide conductive, electronic, reflective, filter, barrier, and other properties that are critical elements of its customers' products. The company also provides spare parts, technical assistance, and maintenance. AFC also has a 50% joint venture in China, which processes and sells thin film coated glass to the flat panel display industry.
Southwall Technologies Inc. (OTCBB:SWTX) Southwall Technologies, Inc. engages in the development, manufacture, and marketing of thin film coatings for the automotive glass, electronic display, and architectural markets. The company developed various products that control sunlight in automotive glass, reduce light reflection and improve image quality in electronic display products, and conserve energy in architectural products. Its products consist of transparent solar-control films for automotive Glass; anti-reflective films for computer screens, including flat panel and plasma displays; transparent conductive films for use in touch screen and liquid crystal displays; energy control films for architectural glass; and various other coatings. The company sells its automobile and electronic display products to original equipment manufacturers in North America, Europe, the Middle East, and Asia, principally through its own direct sales force and sales representatives.
OPT SCIENCES AND SUBSIDIARY Exhibit 8
GOING-PRIVATE TRANSACTION PREMIUMS
Date
Announced
Date
Effective
Target Name Target Short
Business Description
Acquiror
Name
Value of
Transaction ($mil)
Premium
1 day
Premium
1 week
Premium
4 weeks
%
Held
5/9/2001 7/26/2002 Pierre Foods Inc Produce prepared sandwiches Investor Group 5.348 53.85 158.06 150 63
8/1/2001 1/18/2002 National Home Centers Inc Op home products supply stores Dwain Neumann 3.65 26.13 20.69 33.33 63.5
9/18/2001 1/14/2002 Organic Inc Dvlp Internet mktng software Seneca Investments LLC 5.754 13.79 17.86 -17.5 80
11/9/2001 12/27/2001 Thermo Fibergen Inc Mnfr paper inds machinery Kadant Inc 2.669 7.59 3.66 1.19 95.3
3/8/2002 4/16/2002 Hawker Pacific Aerospace Pvd repair svcs for aircraft Lufthansa Technik AG 8.506 2.52 3.17 25.48 73.8
4/18/2002 2/21/2003 Partsbase Inc Pvd ecommerce retail svcs Investor Group 7.289 36.36 44.23 94.81 65.2
5/16/2002 8/19/2002 Balanced Care Corp Pvd residential care svcs IPC Advisors SARL 3.99 150 177.78 150 53.3
5/16/2002 6/24/2002 Electric Lightwave Inc Pvd telecommunication svcs Citizens Communications Co 5.49 105.88 79.49 -10.26 84.7
9/3/2002 5/30/2003 Sandata Technologies Inc Dvlp software Sandata Acquisition Corp 1.571 32.64 32.64 51.59 58.4
3/25/2003 11/12/2003 Allcity Insurance Co Insurance company Leucadia National Corp 0.86 1,427.78 1000 1,095.65 90.9
4/25/2003 7/1/2003 Ascent Media Group Inc Pvd motion picture prodn svcs Liberty Media Corp 0.593 10.27 5.48 5.48 90
5/5/2003 9/12/2003 Moyco Technologies Inc Manufacture dental equipment Investor Group 0.079 50 -25 -25 65.4
5/5/2003 3/1/2004 Mnfr marine engine prod Westerbeke Corp Westerbeke Acquisition Corp 3.12 85.23 92.9 78.14 51.4
12/2/2003 5/6/2004 Own,op jewelry stores Reeds Jewelers Inc Zimmer Family 2.193 84.68 86.36 84.68 87
12/31/2003 9/13/2004 Trucking company Boyd Bros Transportation Inc Investor Group 9.712 53 66.3 76.2 61.7
2/2/2004 3/29/2004 Dvlp agricultural biotech Bionova Holding Corp Savia SA de CV(Pulsar) 2.528 -25 -30.77 -35.71 61.6
High 9.7 1427.8 1000.0 1095.7 95.3
Low 0.1 -25.0 -30.8 -35.7 51.4
Median 3.4 43.2 38.4 42.5 65.3
Mean 4.0 132.2 108.3 109.9 71.6
25th Percentile 2.0 12.9 5.0 -1.7 61.7
75th Percentile 5.6 84.8 88.0 87.2 85.3
Mean Excluding Allcity Insurance 3.9 42.9 45.8 41.4 65.9
Notes: 1.0 2.0 3.0 4.0
Premiums are periods prior to announcement date 2.0
Percentage Held is at date of announcement 0 0.33 0.67 1